As filed with the Securities and Exchange Commission on June 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APOLLO GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5655 South Yosemite Street, Suite 200
Greenwood Village, Colorado 80111-3220
(720) 886-9656
(Address of principal executive offices)

APOLLO GOLD CORPORATION
AMENDED AND RESTATED STOCK OPTION INCENTIVE PLAN
(Full title of the plan)

R. David Russell
President and Chief Executive Officer
5655 South Yosemite Street, Suite 200
Greenwood Village, Colorado 80111
(720) 886-9656
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Timothy D. Rampe
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑

Non-Accelerated Filer ☐ (do not check if a smaller reporting company	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price(2)	Registration Fee

Common Stock, without par value	26,058,539 shares	$0.33	$8,599,317.87	$613.13(3)

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional and indeterminate number of shares of common stock of the registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Estimated solely for the purposes of calculating the registration fee.  Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on June 23, 2009, as reported on the NYSE Amex exchange.

(3)
Apollo Gold Corporation (“Apollo”) registered a total of 7,191,596 shares under a Registration Statement on Form S-8 (Registration No. 333-113889) (the “Original Registration Statement”) filed with the Securities and Exchange Commission on March 24, 2004, relating to 4,805,904 shares authorized for issuance under Apollo’s Stock Option Incentive Plan and 2,385,692 shares authorized for issuance under Apollo’s Plan of Arrangement Stock Option Incentive Plan.  In connection with the Original Registration Statement, Apollo paid a registration fee of $1,877.02.  In addition, Apollo registered 18,455,225 under a Registration Statement on Form S-8 (Registration No. 333-162558) (the “Second Registration Statement”) filed with the Securities and Exchange Commission on October 19, 2009, relating to Apollo’s Amended and Restated Stock Option Incentive Plan.  In connection with the Second Registration Statement, Apollo paid a registration fee of $576.69.  Apollo is registering an additional 26,058,539 shares under this Registration Statement on Form S-8 relating to Apollo’s Amended and Restated Stock Option Incentive Plan and, pursuant to General Instruction E to Form S-8, the fee set forth in the table above is only in respect of those additional shares.

EXPLANATORY NOTE

Apollo Gold Corporation (“Apollo”) has previously filed two registration statements on Form S-8 (File Nos. 333-113889 and 333-162558) relating to its Amended and Restated Stock Option Incentive Plan (the “Prior Registration Statements”). On June 24, 2010, Apollo’s shareholders approved certain amendments to the Amended and Restated Stock Option Incentive Plan (the “2010 Amended Plan”).  The 2010 Amended Plan, among other things, increased the number of shares of common stock available for issuance under such plan from (a) the lesser of (i) 10% of Apollo’s issued and outstanding shares of common stock and (ii) 23,261,129 shares of common stock to (b) the lesser of (i) 10% of Apollo’s issued and outstanding shares of common stock and (ii) 51,755,687 shares of common stock.  This Registration Statement on Form S-8 is being filed to register an additional 26,058,539 shares of common stock available for issuance under the 2010 Amended Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, including each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents previously filed by Apollo with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement, other than information in a report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information:

1.	Apollo’s Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 17, 2010 as amended on April 30, 2010;

2.	Apollo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the SEC on May 10, 2010;

3.
Apollo’s Current Reports on Form 8-K, filed with the SEC on January 6, 2010, January 11, 2010, February 3, 2010, March 1, 2010, March 9, 2010, March 23, 2010, April 1, 2010, April 13, 2010, April 26, 2010 and June 21, 2010;

4.	Apollo’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 26, 2010; and

5.	The description of Apollo’s capital stock set forth in its Registration Statement on Form 10, filed June 23, 2003.

In addition, all reports and documents filed with the SEC by Apollo pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents, other than information in a Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in connection with such information.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon the written or oral request of any person to whom a copy of this Registration Statement has been delivered, Apollo will provide without charge to such person a copy of any and all documents incorporated by reference herein (excluding exhibits thereto unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Apollo Gold Corporation, 5655 South Yosemite Street, Suite 200, Greenwood Village, Colorado, 80111 Attention: Chief Financial Officer; Telephone: (720) 886-9656.

2

ITEM 8.	EXHIBITS

Exhibit No.	Description of Exhibit

4.1
Amended and Restated Apollo Gold Corporation Stock Option Incentive Plan (incorporated by reference to Schedule J to Apollo Gold Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2010)

5.1	Opinion of Lackowicz, Shier & Hoffman
23.1	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)
23.2	Consent of Deloitte and Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 24th day of June, 2010.

APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams
Melvyn Williams, Chief Financial Officer and
Senior Vice President – Finance and Corporate
Development

By:	/s/ R. David Russell
R. David Russell, President and Chief Executive
Officer, Director and Authorized U.S.
Representative

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Melvyn Williams his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. David Russell	President and Chief Executive	June 24, 2010
R. David Russell	Officer, and Director
(Principal Executive Officer)

/s/ Melvyn Williams	Chief Financial Officer and Senior	June 24, 2010
Melvyn Williams	Vice President – Finance and Corporate Development (Principal Financial and Accounting Officer)

/s/ Charles E. Stott	Chairman of the Board of Directors	June 24, 2010
Charles E. Stott

/s/ G. Michael Hobart	Director	June 24, 2010
G. Michael Hobart

/s/ Robert W. Babensee	Director	June 24, 2010
Robert W. Babensee

/s/ W.S. Vaughan	Director	June 24, 2010
W. S. Vaughan

/s/ David W. Peat	Director	June 24, 2010
David W. Peat

/s/ Marvin K. Kaiser	Director	June 24, 2010
Marvin K. Kaiser

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1
Amended and Restated Apollo Gold Corporation Stock Option Incentive Plan (incorporated by reference to Schedule J to Apollo Gold Corporation’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 26, 2010)

5.1	Opinion of Lackowicz, Shier & Hoffman
23.1	Consent of Lackowicz, Shier & Hoffman (included in Exhibit 5.1)
23.2	Consent of Deloitte and Touche LLP
24.1	Power of Attorney (included on signature page of this registration statement)